Exhibit 31.1

CERTIFICATION PURSUANT TO EXCHANGE ACT RULES 13a-14(a) AND 15d-14(a) OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

I, Jason Brooks, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Rocky Brands, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2020

/s/ Jason Brooks
Jason Brooks
Chief Executive Officer (Principal Executive Officer)